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                                                                   EXHIBIT 10.10


                                    SUBLEASE

         AGREEMENT OF SUBLEASE made as of this 31st day of December, 1996 between C.P. Clare (referred to as Sublandlord) and Centra Software, Inc., (referred to as Subtenant).

                                   WITNESSETH

         WHEREAS, by a lease dated the December 1, 1994, Sublandlord leased approximately 6,561 rentable square feet, and a First Amendment to the Lease dated July 18, 1995 leasing expansion premises of 2,423 rentable square feet known in total as the "premises" located on the second floor of the building known as 430 Bedford Street, Lexington, Massachusetts, for an initial term terminating on July 31, 2001, a copy of which, is marked Exhibit "A" and made a part hereof ("Basic Lease"), and,

         WHEREAS, the Sublandlord has agreed with Subtenant to sublease to Subtenant the premises identified below. Subtenant has agreed with the Sublandlord to sublease said premises on the terms and conditions stated herein.

         NOW THEREFORE, in consideration of the promises and the mutual agreements set forth below, the parties hereto agree as follows:

(1) Sublandlord leases to the Subtenant and the Subtenant leases from the Sublandlord, the above mentioned premises known and designated as approximately 8,984 rentable square feet of office space identified in the floorplan set forth on Exhibit "B" attached hereto being the entirety of the premises on Exhibit "B", along with our Sublandlord's appurtenant rights and right to use 30 parking spaces as provided in the basic lease for a term of approximately fifty-four
(54) months commencing on January 15, 1997 and terminating on July 31, 2001 ("the Subterm").

(2) This sublease is contingent upon the right of the Sublandlord to occupy the premises under the provisions of the Basic Lease, and upon the termination of the Basic Lease, either at the end of the term thereof or earlier, this sublease shall also terminate. Rent due from the Subtenant to the Sublandlord shall be paid through the termination date of this sublease.

(3) The Subtenant shall pay to the Sublandlord as rental for said subleased premises, a monthly rental of $17,593.66, payable in advance on January 15, 1997 and on the first day of each succeeding month during the Subterm. Subtenant shall pay the pro rata share of increases in operating expenses over the calendar 1996 base year and the pro rata share of increases in real estate taxes over the fiscal 1996 base year. Rent for any partial month at the beginning or end of each Subterm shall be prorated based upon the number of days in each month.

(4) The Subtenant herein promises and agrees that this sublease is subject to the Basic Lease and agrees to abide by and comply with all terms, agreements and conditions in the Basic Lease except as otherwise provided herein. Nothing herein shall be deemed to constitute a release of Sublandlord from its observance and performance as named under the Basic Lease. Notwithstanding the preceding sentence, effective as of the first day of the Subterm, Subtenant

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shall, and does hereby, assume all the obligations of Sublandlord under the
Basic Lease (excepting the monetary obligations as herein provided or as provided under the Basic Lease (including without limitation, Sections 2.5 through 2.8, 5.1, 7.1 and 8.21 of the Basic Lease and Sections 3 and 4 of the First Amendment to Lease) and any indemnification or hold harmless or insurance obligations of the Sublandlord under the Basic Lease), and hereby hold harmless, and defend Sublandlord from such assumed obligations.

(5) Subject to the termination provisions contained herein, and in the Basic Lease, the Sublandlord covenants that it shall do nothing to disturb the Subtenant's quiet enjoyment of this sublease if Subtenant shall observe and perform the covenants and provisions of this sublease and the Basic Lease as herein provided. Subtenant shall be entitled to all rights and benefits of the Sublandlord under the Basic Lease with respect to the premises that are the subject of this sublease.

(6) The Subtenant promises and agrees to comply with and abide by such reasonable rules and regulations as may be prescribed from time to time during the term of this sublease by the Landlord and or the Sublandlord.

(7) If the Subtenant ( 1) defaults in the payment of rent, and such default continues for ten (10) days after notice of such default or, (2) if Subtenant defaults in compliance with non-monetary obligations of Subtenant hereunder and such default continues for thirty (30) days (or such additional time as may be reasonably necessary if the default is of a nature that cannot be reasonably cured within such 30 day period provided that Subtenant shall have commenced cure of such default within such 30 day period and is diligently prosecuting the same) after written notice from Sublandlord to Subtenant concerning such default; or (3) if the leasehold interest of the Subtenant be levied upon execution or be attached by process of law; then in any such event the Sublandlord may, at its election, terminate the sublease and Subtenant's right to possession of the premises. Regardless of whether Sublandlord proceeds under the provisions of this paragraph, nothing herein shall be considered so as to relieve the Subtenant of any obligation to pay the balance of the rent owing on this sublease.

(8) Subtenant shall not, without the prior written consent of the Sublandlord and of the Landlord, assign this sublease or further sublet the subleased premises or any portion thereof. No assignment or subletting shall affect the continuing primary liability of Subtenant under this Sublease.

(9) The Subtenant shall carry comprehensive public liability, auto, and workers compensation insurance in such carrier, AM Best rated A- or above, in limits and form, an amount equal to that required in the Basic Lease. At the commencement of the term of this sublease, Subtenant shall present to the Sublandlord a certificate of insurance naming Sublandlord as "additionally insured" on such policies. Policies should contain waiver of subrogation in favor of Sublandlord. Fifteen (15) days before each anniversary date of the policy, the Subtenant shall furnish Sublandlord with a paid receipt as evidence of the premium payment for the next full year of the

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policy. The Subtenant shall hold harmless the Sublandlord from any bodily injury or property damage claims.

(10) The Subtenant shall indemnify and save the Sublandlord harmless from any and all claims or demands whatsoever for injury or damage to person or persons or the personal property of any person by accident or casualty, Act of God or otherwise occurring on the herein sublet premises or resulting from Subtenant's use thereof.

(11) Sublandlord shall not be liable to the Subtenant, or to any other person or persons, for or on account of any injury or damage occasioned in or about the premises to persons or property of any nature or sort whatsoever except as may arise from the gross negligence by or on the part of the Sublandlord, or persons acting through or under Sublandlord.

(12) Any and all notices provided herein shall be sent by registered or certified mail or, in the case of delivery to the Subtenant by hand, delivery to Subtenant or any employee or agent of Subtenant at the sublet premises. If notice is given by the Subtenant to the Sublandlord, it shall be addressed to:

                           Mr. Robert Palladino
                           Corporate Treasurer
                           C.P. Clare Corporation
                           78 Cherry Hill Drive
                           Beverly, MA  01915

If notice is given by the Sublandlord to the Subtenant, it shall be addressed to:

                           Mr. Chuck Jones
                           Centra Software
                           10 Fawcett Street
                           Cambridge, MA  02138

(13) The Sublandlord warrants and represents that it has no knowledge of any default by itself or by the Landlord under the Basic Lease; that to its knowledge the Basic Lease is in full force and effect and that the leasehold interest of the Sublandlord under the Basic Lease is not encumbered; and that the Sublandlord has done nothing to defeat or impair this Sublease agreement. Sublandlord covenants and agrees that during the Subterm it will not terminate, nor cause a termination of the Basic Lease, nor will it amend or modify the Basic Lease to the detriment of Subtenant's rights under this Sublease. The Sublandlord further covenants that it will pay all rents to the landlord as they come due under the Basic Lease and that the Subtenant, upon performance of its obligations hereunder and subject to the provisions hereof, shall for the term hereof with respect to the premises succeed to all rights of Sublandlord under the Basic Lease and will have quiet possession and enjoyment of the premises. Landlord agrees that Subtenant shall not be responsible for any act or omission by Sublandlord. Landlord and

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Sublandlord agree that Subtenant shall have the right, but not the obligation, to cure any monetary default of Sublandlord under the Basic Lease. and in such event that the Subtenant cures such a default Landlord shall not disturb Subtenant's leasehold interest and Subtenant shall have recourse against Sublandlord for said amounts, plus expenses (including reasonable attorneys fees) and costs of collection.

(14) This sublease shall not be valid or in force unless and until the Landlord consents to the sublease.

(15) Subtenant shall abide by all laws, regulations, ordinances, and rules covering its occupancy and use of the premises during the term.

(16) In the event that the Subtenant wishes to make any alterations to the premises those alterations will not be made with out the prior written approval of both the Sublandlord and the Landlord. Subtenant shall be responsible for payment for said alterations and also for returning the space to its original condition if requested to do so by the Landlord.

(17) Subtenant shall take occupancy of the space in "as is" condition. Notwithstanding anything to the contrary contained herein or in the Basic Lease, upon the expiration of the Subterm, Subtenant shall surrender the premises to Sublandlord in broom clean condition and in as good condition as delivered to Subtenant at the commencement of the Subterm, normal wear and tear, damage by fire or other casualty, and taking by eminent domain excepted.

(18) Subtenant shall have the right to use the furniture in place at 430 Bedford Street as described and under the lease attached in Exhibit "C". The rental rate for said furniture shall be $2,750 per month, payable in advance, the rental payments beginning the first day in the 13th month of the lease and continuing through the end of the Subterm. Rent for any partial month at the beginning or end of Subterm shall be prorated based upon the number of days in such month.

(19) The parties hereto warrants they have had no dealings with any brokers or agents in connection with this Sublease other than Leggat McCall/Grubb & Ellis and covenant to defend with counsel approved by the opposing parties, hold harmless and indemnify the opposing party from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to such parties dealings in connection with this Sublease or the negotiation thereof, other than Leggat McCall/Grubb & Ellis. Sublandlord shall be responsible for the commission due Leggat McCall/Grubb & Ellis as a result of this transaction.

(20) Subtenant will provide "standby" letter of credit reasonably acceptable to the Sublandlord in the amount of annual premises and equipment rentals, automatic renewals annually.

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(21) Subtenant agrees to abide by Exhibit "D", Subordination, Nondisturbance and
Attornment Agreement dated 8/12/96, attached.

(22) Notwithstanding anything to the contrary in this Sublease, Subtenant agrees that Sublandlord and its employees and representatives shall have access during regular business hours to the T-1 telephone line and its related equipment and accessories which it installed in the premises and the property of ATT for the purpose of establishing a connection to the new premises of Sublandlord. Such access rights shall continue until April 15, 1997 or such time as the new connection to the premises of Sublandlord is so established.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals this 31st day of December, 1996.

Sublandlord:                                    Subtenant:
C.P. Clare Corporation                          Centra Software, Inc.

BY: /s/ ILLEGIBLE                              BY: /s/ LEON NAVICKAS
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Elandzee Trust, hereby consents to the terms and provisions of this sublease.

Landlord:
Elandzee Trust:


BY:
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